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                                                                     Exhibit 3.2


                            CERTIFICATE OF FORMATION
                                       OF
                           ___________________________


                  This Certificate of Formation of ________________ (the "LLC"), dated as of June____, 1998, is being duly executed and filed by the undersigned, as the sole member, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Section 18-001 et seq.).

                  FIRST: The name of the limited liability company formed hereby is _____________________________.

                  SECOND: The registered office of the LLC in the State of Delaware is located at Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, and the registered agent of the LLC at such address is Corporation Service Company.

                  THIRD: The LLC is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the LLC is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act and engaging in any and all activities necessary or incidental to the foregoing, including, but not limited to, providing assurances of financial responsibility for vessels acceptable to it and its Member as may be necessary for such vessels to meet the Certificate of Financial Responsibility (COFR) requirements established by the U.S. Coast Guard pursuant to the provisions of the Oil Pollution Act of 1990 (OPA '90) and the Comprehensive Environmental Response, Cooperation and Liability Act (CERCLA).
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                  IN WITNESS WHEREOF, the undersigned has executed this
Certificate of Formation as of the date first above written.

                                              __________________________________





                                              BY:_______________________________

                                              Name:

                                              Title:


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